   As filed with the Securities and Exchange Commission on September 12, 2008
                                                     Registration No. 333-100487
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                          ALLERGY RESEARCH GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                               -------------------

                Florida                                       13-3940486
    (State or Other Jurisdiction of                        (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)

                              2300 North Loop Road
                            Alameda, California 94502
          (Address, Including Zip Code, of Principal Executive Offices)

                               -------------------

                       1998 INCENTIVE STOCK OPTION PLAN 1
                            (Full Title of the Plan)

                               -------------------

                                 Manfred Salomon
                                    President
                          Allergy Research Group, Inc.
                              2300 North Loop Road
                            Alameda, California 92502
                                 (800) 545-9960
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                              Gretchen Cowen, Esq.
                       Law Offices of Gretchen Cowen, APC
                          1903 Wright Place, Suite 250
                               Carlsbad, CA 92008
                                 (760) 931-0903
                               -------------------


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                                EXPLANATORY NOTE

         On October 10, 2002, Allergy Research Group, Inc., a Florida corporation (the "Registrant"), filed a registration statement (the "Registration Statement") on Form S-8 (Commission File No. 333-100487) with the Securities and Exchange Commission (the "Commission"), which registered 1,000,000 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), to be offered or sold under the 1998 Incentive Stock Option Plan 1(the "Plan").

         On September 12, 2008 (the "Merger Date"), pursuant to an Agreement and Plan of Merger, dated as of August 8, 2008, by and among the Registrant, Longhorn Acquisition Corp., a Florida corporation ("Merger Sub"), and KI NutriCare, Inc., a New York corporation ("Parent"), Merger Sub merged with and into the Registrant, and the Registrant became a wholly owned subsidiary of Parent (the "Merger"). On September 12, 2008, the Registrant filed a certification and notice of termination of registration on Form 15 with respect to the Common Stock.

         As a result of the Merger, the Registrant has terminated all offerings of the Registrant's securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all of the shares of Common Stock reserved for issuance under the Plan which remain unissued on the Merger Date.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on September 12, 2008.


                                            ALLERGY RESEARCH GROUP, INC.


                                            By: /s/ Manfred Salomon
                                                --------------------------------
                                                Manfred Salomon
                                                Chief Operating Officer


         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                     Title                        Date
          ---------                     -----                        ----

 /s/ Manfred Salomon             Chief Operating Officer      September 12, 2008
------------------------
Manfred Salomon


 /s/ Kenichi Saito               Director                     September 12, 2008
------------------------
Kenichi Saito


 /s/ Osamu Mogi                  Director                     September 12, 2008
------------------------
Osamu Mogi